 Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of April 3, 2015, by and among Sher Trucking L.L.C., a Nevada limited liability company (“Secured Party”), and Black Diamond Energy Holdings LLC, a Delaware limited liability company (“Black Diamond”), and its wholly-owned subsidiaries: Black Diamond Energy LLC, a Delaware limited liability company, Treeline Diesel Center LLC, a North Dakota limited liability company, BDE Tractor Leasing I LLC, a Delaware limited liability company, BDE Tractor Leasing II LLC, a Delaware limited liability company, BDE Trailer Leasing I LLC, a Delaware limited liability company, BDE Trailer Leasing II LLC, a Delaware limited liability company, BDE Trailer Leasing III LLC, a Delaware limited liability company, and BDE Trailer Leasing IV LLC, a Delaware limited liability company (collectively with Black Diamond, “Debtor”).

WITNESSETH

In consideration of the mutual covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

1.                  The Collateral. In consideration of and as an inducement to Secured Party to enter into that certain Membership Interest Purchase Agreement, dated as of April 3, 2015 (the “Purchase Agreement”) and to accept from Black Diamond and Legend Oil and Gas Ltd., a Colorado corporation (“Legend”) that certain Secured Promissory Note of even date hereof in the original principal amount of Two Million Eight Hundred Fifty Four Thousand Dollars ($2,854,000.00) (as the same may be amended, restated or modified from time to time, the “Note”), Debtor hereby grants to Secured Party, a continuing security interest (the “Security Interest”) in Debtor’s right, title and interest, in and to the following, whether now or hereafter owned, existing, arising or acquired and wherever located (collectively, the “Collateral”): (a) the trucks, tractors and trailers of Debtors, identified on Exhibit A attached hereto, (b) all accessions and additions to, parts and appurtenances of, substitutions for and replacements of any of the foregoing, (c) all proceeds of claims against any Person for loss, damage or destruction of any of the foregoing, (d) all books and records (including, without limitation, files, correspondence, tapes, computer programs, print-outs and computer records) relating to any of the foregoing, (e) all accounts, general intangibles, chattel paper and instruments constituting proceeds of any of the forgoing (which, by way of clarification, shall not include operating revenues or cash flows of the Debtor received in the ordinary course of business and not in connection with a disposition of Collateral) and (f) all other proceeds (including insurance proceeds) relating to any of the foregoing. The Security Interest shall rank senior to all other liens and security interests in the Collateral. Capitalized terms not defined herein and which are defined in the Uniform Commercial Code of State of Utah (as amended, the “UCC”) shall have the meaning ascribed to them therein.

2.                  The Obligations. This Agreement is being executed and delivered in connection with Debtor’s contemporaneous execution and delivery of the Purchase Agreement, those other documents being executed at the closing of the transactions contemplated by the Purchase Agreement and the Note. The Security Interest herein granted shall secure full and prompt payment and performance of all of Debtor’s or Legend’s indebtedness, liabilities and obligations to Secured Party under the Note or under this Agreement, whether direct or indirect, contingent or absolute, now or hereafter due or owing to Secured Party from Debtor by reason of the Note, and any and all renewals thereof, in all cases including, without limitation, all interest that accrues after the commencement of any bankruptcy or insolvency proceedings, whether or not such interest or fees are allowed in such proceeding (collectively, the “Obligations”).

3.                  Representations and Warranties of Debtor. Debtor represents and warrants, and so long as the Obligations remain unpaid, Debtor shall be deemed continuously to represent and warrant, that:

(a)                No Prior Interests on Collateral. Debtor is the owner of the Collateral free from any lien, encumbrance or other right, title or interest of any person or entity, except for the security interest in favor of Secured Party created hereby, and Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein and affirms that no financing statements covering the Collateral and its proceeds are on file in any public office and, except for the security interests in favor of Secured Party, there is and shall be no adverse lien, security interest or encumbrance on or in the Collateral. Upon execution of this Agreement, Debtor shall deliver such documents and endorsements in favor of Secured Party as are required to show that the Collateral has been collaterally assigned to Secured Party under this Agreement. Secured Party’s lien has been duly and properly noted on all certificates of title with respect to the Collateral.

(b)               Company Existence. Debtor(s) (i) are duly organized, validly existing and in good standing under the laws of the States set forth on Schedule 3(b) attached hereto; (ii) have all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted; and (iii) has qualified to do business in all jurisdictions in which the nature of Debtor’s business requires that Debtor be qualified.

(c)                Absence of Conflicts. The execution, delivery and performance by Debtor of this Agreement will not (i) violate any provision of any existing law or regulation, or any judgment, order or award of any court, arbitrator or governmental authority; (ii) violate any provision of Debtor’s articles of incorporation; (iii) violate, be in conflict with, result in a breach of or constitute a default under any agreement or instrument to which Debtor is a party or by which Debtor or any of its properties may be bound; or (iv) result in the creation or imposition of any security interest, lien, charge or encumbrance of any nature whatsoever upon the property or assets of Debtor (except as created hereby).

(d)               Company Power: Authorization; Enforceable Obligations. Debtor has all necessary organizational power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Debtor of this Agreement has been duly authorized by all necessary organizational action on the part of Debtor; and, this Agreement has been duly and validly executed and delivered by Debtor and constitutes the legal, valid and binding obligation of Debtor, enforceable in accordance with its terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by principles of equity regarding the availability of remedies.

4.             General Covenants of Debtor. So long as the Obligations remain unpaid, Debtor shall perform and observe each of its covenants to Secured Party as set forth herein, and shall:

(a)                defend the Collateral against the claims and demands of all other parties;

(b)               keep the Collateral free from all security interests or other encumbrances except the Security Interest;

(c)                upon demand, deliver to Secured Party any documents relating to the Collateral or any part thereof, and any and all other schedules, documents and statements which Secured Party may from time to time reasonably request;

(d)               notify Secured Party thirty (30) days in writing prior to any change in Debtor’s name, address or state or organization specified above;

(e)                not make or agree to make any alteration or modification to the Collateral or permit anything to be done that may impair the value of the Collateral or the security intended to be afforded by this Agreement without Secured Party’s written consent;

(f)                keep and maintain the Collateral in good order and repair at all times;

(g)               keep accurate and complete records of its Collateral, including kind, quality, quantity, cost, acquisitions and dispositions thereof;

(h)               allow Secured Party access to all books of record and account of Debtor related to the Collateral and all correspondence of Debtor related to the Collateral, subject to applicable law;

(i)                 not (i) permit any liens or security interests (other than those permitted by this Agreement) to attach to any of the Collateral, (ii) permit any of the Collateral to be levied upon under legal process or be subject to any unpaid charge, including taxes, (iii) sell, transfer, license, lease or otherwise dispose of any of the Collateral or any interest therein, or offer to do so, without the prior written consent of Secured Party given after the date of this Agreement, or (iv) permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Agreement;

(j)                 take all action necessary or desirable to protect and perfect the Security Interest of Secured Party on all Collateral (including, without limitation, the notation of the Security Interest on all vehicle titles relating to the Collateral);

(k)               keep the Collateral insured for the full replacement insurable value thereof against loss or damage by theft, collision, and such other risks as are customarily insured against by with such insurers, in such amount, with such deductibles, and under policies in such form, as shall in each case be reasonably satisfactory to Secured Party. Such policies shall contain an endorsement, in form and substance reasonably acceptable to Secured Party, showing loss under such insurance policies shall be payable to Secured Party, for the benefit of Secured Party. Such endorsement, or an independent instrument furnished to Secured Party, shall provide that the insurance company shall give Secured Party at least thirty (30) days prior written notice before any such policy of insurance is altered or canceled. Each Debtor hereby directs all insurers under all policies of property insurance to pay all proceeds payable thereunder directly to Secured Party. Until the date following the satisfaction of the Obligations, each Debtor irrevocably makes, constitutes and appoints Secured Party (and all officers, employees or agents designated by Secured Party) as such Debtor’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of property insurance, endorsing the name of such Debtor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance;

(l)                 pay all material taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest before they become delinquent, as well as all other claims of any kind (including claims for labor, material and supplies) against or with respect to the Collateral, except to the extent (i) such taxes, charges or claims are being contested in good faith by appropriate proceedings, (ii) such proceedings do not have a material adverse effect on any Debtor’s title to the Collateral or materially interfere with any Debtor’s use of the Collateral in the ordinary course of business, and (iii) such taxes, charges or claims are adequately reserved against on such Debtor’s books in accordance with generally accepted accounting principles;

(m)             use and keep the Collateral, and shall require that others use and keep the Collateral, only for lawful purposes, without material violation of any federal, state or local law, statute or ordinance;

(n)               be in compliance in all material respects with the requirements of all applicable laws and all orders, writs, injunctions, and decrees applicable to it or to its properties, and possess all licenses, permits, franchises, exemptions, approvals, and other governmental authorizations necessary for the ownership of its property and the conduct and operation of its business; and

(o)               concurrently with the execution and delivery of this Agreement, deliver to the Secured Party a certificate of the Secretary (or other appropriate officer) of each of each Debtor and of Legend and certifying as to the following (i) a true and accurate copy of the organizational resolutions of such entity authorizing the execution, delivery and performance of Note and this Agreement to which it is a party; (ii) the incumbency, names, titles and signatures of the officers of such entity authorized to execute Note and this Agreement to which it is a party; (iii) a true and accurate copy of the articles of organization (or equivalent) of such entity with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date acceptable to the Secured Party; and (iv) a true and accurate copy of the bylaws (or the equivalent), and other constituent documents of such entity.

If Debtor at any time fails to perform or observe any of the covenants in this Agreement, Secured Party shall have (and Debtor hereby grants to Secured Party) the right, power and authority (but not the duty) to perform or observe such agreement on behalf and in the name, place and stead of such Debtor (or, at Secured Party’s option, in its name) and to take any and all other actions Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of liens, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the indorsement of instruments); and Debtor shall thereupon pay to Secured Party upon demand (which shall include reasonable documentation of such expenses) the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by Secured Party in connection with or as a result of the performance or observance of such agreements or the taking of such action by Secured Party, together with interest thereon from the date expended or incurred at a rate equal to (a) the rate applicable to the Note, plus (b) 13.0%, and all such monies expended, costs and expenses, and interest thereon shall be part of the Obligations.

5.                  Insurance Claims. As additional security for the payment and performance of the Obligations, Debtor assigns to Secured Party any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of such Debtor with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto. At any time whether before or after the occurrence of any Event of Default (or, for any such claim that is less than $25,000, upon and during the continuation of an Event of Default), Secured Party may, in Secured Party’s name or in any Debtor’s name, execute and deliver proofs of claim, receive all such monies, indorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

6.                  Events of Default. Debtor shall be in default (each, an “Event of Default”) under this Agreement upon the happening of any one or more of the following events, circumstances or conditions, to wit: (a) an Event of Default shall occur as specified in the Note; (b) failure by Debtor to comply with or perform any provision of this Agreement on its part to be complied with or performed and such failure shall continue unremedied for thirty (30) Business Days (as such term is defined in the Note) for a non-monetary failure to perform or for fifteen (15) Business Days for a monetary failure to perform; (c) any representation or warranty made by Debtor or any of its subsidiaries or affiliates in this Security Agreement or the Note, or by any of its officers in a writing furnished in connection with this Security Agreement or the Note, which are false in any material respect on the date made; or (d) subjection of the Collateral, or any part thereof, to attachment, charging order, garnishment, levy of execution or other judicial process, or if any involuntary lien or encumbrance shall be filed against any portion of the Collateral.

7.                  Remedies. Upon the happening of any Event of Default:

(a)                Secured Party’s rights with respect to the Collateral shall be those of a secured party under the UCC as now in effect or hereinafter amended. Secured Party shall also have any additional rights granted herein. If requested by Secured Party, Debtor will immediately make the Collateral available to Secured Party at a place to be designated by Secured Party. Secured Party, at its option, may enter upon Debtor’s premises peaceably by Secured Party’s own means or with legal process and take possession of the Collateral (and any books, records, files, papers, information and other data pertaining thereto), or render it immobile, or dispose of the Collateral on Debtor’s premises, and Debtor agrees not to resist or interfere.

(b)               Any disposition of Collateral may be in one or more parcels at public or private sale, at any exchange or broker’s board, at any of the Secured Party’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Secured Party may reasonably believe are commercially reasonable. The Secured Party shall not be obligated to dispose of Collateral regardless of notice of sale having been given, the Secured Party may adjourn any public or private sale from time to time by announcement made at the time and place fixed therefor, and such disposition may, without further notice, be made at the time and place to which it was so adjourned. The Secured Party (i) may dispose of the Collateral in its then present condition or following such preparation and processing as the Secured Party deems commercially reasonable; (ii) shall have no duty to prepare or process the Collateral prior to sale; (iii) may disclaim warranties of title, possession, quiet enjoyment and the like; and (iv) may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and none of the foregoing actions shall be deemed to adversely affect the commercial reasonableness of the disposition of the Collateral.

(c)                In furtherance, and not in limitation, of the other rights, powers and remedies granted to Secured Party in this Agreement and in the Note, Debtor hereby appoints Secured Party such Debtor’s attorney-in-fact, with full authority in the place and stead of such Debtor and in the name of such Debtor or otherwise, from time to time and during the continuation of an Event of Default, to (i) endorse Debtor’s name on all checks, commercial paper and other instruments pertaining to the proceeds of Collateral and (ii) take any other action (including the right to collect on any Collateral) and to execute any instrument that Secured Party may reasonably believe is necessary or advisable to accomplish the purposes of this Agreement, in a manner consistent with the terms hereof. DEBTOR HEREBY ACKNOWLEDGES, CONSENTS AND AGREES THAT THE POWER OF ATTORNEY GRANTED PURSUANT TO THIS SECTION IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND SHALL BE EFFECTIVE UNTIL THE SATISFACTION OF ALL OBLIGATIONS.

(d)               Debtor agrees that any notice by Secured Party of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the UCC or otherwise, shall constitute reasonable notice to Debtor if the notice is mailed by regular or certified mail, postage prepaid, at least fifteen (15) days before the action to Debtor’s address as specified in this Agreement or to any other address that Debtor has specified in writing to Secured Party as the address to which notices shall be given to Debtor. Debtor further agrees that Secured Party may be the purchaser of the Collateral (whether for cash or credit) at any public or private sale.

(e)                Debtor shall pay all costs and expenses incurred by Secured Party in enforcing this Agreement, realizing upon any Collateral and collecting any Obligations, including reasonable attorney’s fees whether suit is brought or not and whether incurred in connection with collection, trial, appeal or otherwise. Each Debtor shall indemnify and hold the Secured Party harmless from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Agreement and the Security Interest (including enforcement of this Agreement) or the Secured Party’s actions pursuant hereto, except claims, losses or liabilities resulting from the Secured Party’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Any liability of any Grantor to indemnify and hold the Secured Party harmless pursuant to the preceding sentence shall be part of the Obligations. The obligations of each Grantor under this Section shall survive any termination of this Agreement.

(f)                All of the rights, powers, remedies and privileges of Secured Party in the Event of Default, as provided under this Agreement and under applicable law, including, but not limited to, the UCC, shall be cumulative and in addition one to the other, and in addition to those rights, powers, remedies and privileges afforded Secured Party under the provisions of this Agreement or the Note, and such rights, powers, remedies and privileges may be exercised singly or concurrently on one or more occasions.

(g)               If, at any time, in the opinion of Secured Party, a receivership may be necessary to protect the Collateral, whether before or after maturity of the indebtedness hereby secured, or at any time, or after the institution of suit to collect such indebtedness or enforce this Agreement, Secured Party shall have the right to appointment, on ex parte application, and without notice to anyone, by any court having jurisdiction, of a receiver to take charge of the Collateral.

(h)               All proceeds received by Secured Party in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be held or applied in full or in part by Secured Party to pay the Obligations in such order as Secured Party may deem appropriate. Black Diamond and Legend shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorney employed by Secured Party to collect such deficiency

8.                  Relationship Among Debtors. EACH DEBTOR SHALL ONLY BE LIABLE UNDER THIS AGREEMENT FOR THE MAXIMUM AMOUNT OF SUCH LIABILITY THAT CAN BE HEREBY INCURRED WITHOUT RENDERING ITS OBLIGATIONS UNDER THIS AGREEMENT AVOIDABLE UNDER APPLICABLE LAW RELATING TO FRAUDULENT CONVEYANCE OR FRAUDULENT TRANSFER, AND NOT FOR ANY GREATER AMOUNT. Each Debtor waives the benefit of any and all defenses and discharges available to a guarantor, surety, indorser or accommodation party dependent on its character as such. Without limiting the generality of the foregoing, to the extent permitted by applicable law, any Debtor waives presentment, demand for payment and notice of nonpayment or protest of any note or other instrument evidencing any of the Obligations and agrees that such Debtor’s liability hereunder and the Security Interest shall not be affected or impaired in any way by any of the following acts and things: (i) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in modification or other disposition of any of the Obligations, any evidence thereof or any collateral therefor; (ii) any acceptance or release of collateral for or guarantors of any of the Obligations; (iii) any failure, neglect, or omission to realize upon or protect any of the Obligations, to obtain, perfect, enforce or realize upon any collateral therefor or to exercise any lien upon or right of appropriation of any moneys, credits or property toward the liquidation of any of the Obligations; (iv) any application of payments or credits upon any of the Obligations; or (v) any irregularity or avoidability of the Obligations (including any avoidability of the Obligations as fraudulent transfers or fraudulent conveyances under any applicable law). Secured Party shall not be required, before exercising its rights under this Agreement, to first resort for payment of any of the Obligations to any other person or entity, its or their properties or estates, or any collateral, property, liens or other rights or remedies whatsoever. To the extent permitted by applicable law, each Debtor agrees not to exercise any right of contribution, recourse, subrogation or reimbursement available to it against any other person, entity or property, unless and until all Obligations and all other debts, liabilities and obligations owed by such Debtor to Secured Party have been paid and discharged. Each Debtor expects to derive benefits from the transactions resulting in the creation of the Obligations. Secured Party may rely conclusively on the continuing warranty, hereby made, that each Debtor continues to be benefitted by Secured Party’s extension of credit accommodations to Debtor, Secured Party shall have no duty to inquire into or confirm the receipt of any such benefits and this Agreement shall be effective and enforceable by Secured Party without regard to the receipt, nature or value of any such benefits.

9.              Miscellaneous.

(a)                Debtor authorizes Secured Party at Debtor’s expense to file any financing statement or other documents (including trademark and copyright security agreements) or statements relating to the Collateral (without Debtor’s signature thereon) that Secured Party deems appropriate, and Debtor appoints Secured Party as Debtor’s attorney-in-fact to (i) execute any such financing statement or documents in Debtor’s name; (ii) to perform all other acts which Secured Party deems appropriate to perfect and to continue perfection of the Security Interest; and (iii) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral.

(b)               After any Event of Default, Secured Party may notify any party obligated to pay proceeds, of the existence of the Secured Interest and may also direct them to make payments of all proceeds to Secured Party.

(c)                No delay or omission by Secured Party in exercising any right hereunder or with respect to any Obligations shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude Secured Party from any other or future exercise of the right or the exercise of any other right or remedy. Secured Party may cure any Event of Default by Debtor in any reasonable manner without waiving the Event of Default so cured and without waiving any other prior or subsequent default by Debtor. All rights and remedies of Secured Party under this Agreement and under the UCC shall be deemed cumulative.

(d)               Secured Party shall have no obligation to take and Debtor shall have the sole responsibility for taking any steps to preserve rights against all prior parties to the Collateral.

(e)                The rights and benefits of Secured Party under this Agreement shall, if Secured Party agrees, inure to any party acquiring an interest in the Obligations or any part thereof.

(f)                This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Secured Party hereunder or pursuant hereto is rescinded or must otherwise be restored or returned by Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon the appointment of any intervener or conservator of, or trustee or similar official for, the Borrower, or upon the entry of an order by a bankruptcy court avoiding the payment of such amount, or otherwise, all as though such payments had not been made.

(g)               Debtor hereby waives all requirements of law, if any, relating to the marshalling of assets that would be applicable in connection with the enforcement by Secured Party of its remedies hereunder, absent this waiver.

(h)               Debtor hereby acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Note; (ii) Secured Party has no fiduciary relationship to such Debtor, the relationship being solely that of debtor and creditor; and (iii) no joint venture exists between such Debtor and Secured Party.

(i)                 This Agreement shall (i) be binding upon each Debtor and its successors and assigns; and (ii) inure to the benefit of, and be enforceable by, Secured Party and its successors, transferees, and permitted assigns. This Agreement may not be assigned by Debtors without the prior written consent of Secured Party. Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement to any other persons or entities to the extent and in the manner provided in the Note.

(j)                 The terms “Secured Party” and “Debtor” as used in this Agreement include the successors or permitted assigns of those parties, as applicable.

(k)               This Agreement may not be modified or amended nor shall any provision of it be waived except in a writing signed by Debtor and by an authorized officer of Secured Party.

(l)                 This Agreement shall be construed under the UCC and any other applicable State of Utah laws in effect from time to time.

(m)             This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

(n)               The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions.

(o)               All sections and descriptive headings in this Agreement are inserted for convenience only, and shall not affect the construction or interpretation hereof.

(p)               This Agreement is a continuing agreement that shall remain in force and effect until all of the Obligations and any extensions or renewals together with all interest thereon shall be paid in full.

(q)               JURY WAIVER. EACH DEBTOR AND THE SECURED PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(r)                 With respect to any legal action or proceeding arising under this Agreement or concerning the Collateral, Debtor, to the fullest extent permitted by law, hereby: (i) submits to the jurisdiction of the state and federal courts in the State of Utah; (ii) agrees that the venue of any such action or proceeding may be laid in Salt Lake County, Utah (in addition to any county in which any of the Collateral is located) and waives any claim that the same is an inconvenient forum; (iii) stipulates that service of process in any such action or proceeding shall be properly made if mailed by any form of registered or certified mail (airmail if international), postage prepaid, to the address then registered in Secured Party’s records for Debtor, and that any process so served shall be effective ten (10) Business Days after mailing; (iv) waives any right to immunity from any such action or proceeding and waives any immunity or exemption of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of debts; and (v) waives any right to interpose any set-off or non-compulsory counterclaim or to plead laches or any statute of limitations as a defense in any such action or proceeding, and waives all provisions and requirements of law for the benefit of Debtor now or hereafter in force. No provision of this Agreement shall limit Secured Party’s right to serve legal process in any other manner permitted by law or to bring any such action or proceeding in any other competent jurisdiction.

(s)                Time is of the essence with respect to the provisions of this Agreement.

(t)                 Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(u)               All representations and warranties in this Agreement or in any other agreement between any Debtor and Secured Party shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. Each Debtor waives notice of the acceptance of this Agreement by Secured Party.

(v)               Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) upon being delivered by hand, (b) three (3) Business Days after being mailed first class or certified with postage paid or (c) one Business Day after being sent by nationally recognized overnight receipted delivery service:

If to Secured Party, to:	Sher Trucking L.L.C. 3111 Bel Air Dr. #21A Las Vegas, NV 89109 Attn: Don Hampton Facsimile: 702-583-7406 E-mail: don@shercompanies.com with a copy to (which shall not constitute notice to Secured Party), to:
Dorsey & Whitney, LLC 136 South Main Street, Suite 1000 Salt Lake City, UT 84101 Attn: Alan Bell Facsimile: 801-933-7373 E-mail: bell.alan@dorsey.com or to such other Person or address as Secured Party shall furnish by notice to Debtor in writing.
If to Debtor, to:	Black Diamond Energy Holdings LLC 555 NorthPoint Center East Suite 410 Alpharetta, GA 30022 Attn: Warren S. Binderman Facsimile: 678-608-2565 E-mail: warren@midconoil.com with a copy to (which shall not constitute notice to Debtor), to:
Greenberg Traurig, LLP 3333 Piedmont Rd NE Suite 2500 Atlanta, GA 30305 Attn: Gerald L. Baxter Facsimile: 678-553-2431 E-mail: baxterg@gtlaw.com or to such other Person or address as Debtor shall furnish by notice to Secured Party in writing.

[Signature appears on following page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Security Agreement as of the date first written above.

DEBTOR:

BLACK DIAMOND ENERGY HOLDINGS LLC

By:
Name:
Title:

BLACK DIAMOND ENERGY LLC

By:
Name:
Title:

TREELINE DIESEL CENTER LLC

By:
Name:
Title:

BDC TRACTOR LEASING I LLC

By:
Name:
Title:

 [Signature appears on following page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Security Agreement as of the date first written above.

BDE TRACTOR LEASING II LLC

By:
Name:
Title:

BDE TRAILER LEASING I LLC

By:
Name:
Title:

BDE TRAILER LEASING II LLC

By:
Name:
Title:

BDE TRAILER LEASING III LLC

By:
Name:
Title:

BDE TRAILER LEASING IV LLC

By:
Name:
Title:

[Signature page to Security Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Security Agreement as of the date first written above.

SECURED PARTY:

SHER TRUCKING L.L.C.

By:
Name:
Title:

 [Signature page to Security Agreement]

Exhibit A

Collateral

Truck Number	VIN Number	Owning Entity	Make	Model	Year Model
M2	1XPXD49X79N745921	BDE Tractor Leasing I, LLC	PTRB	Conventional 389	2009
M3	1XPXD49X99N745922	BDE Tractor Leasing I, LLC	PTRB	Conventional 389	2009
M5	1XPXD49X89N745734	BDE Tractor Leasing I, LLC	PTRB	Conventional 389	2009
M6	1XPXD49XX9N745749	BDE Tractor Leasing I, LLC	PTRB	Conventional 389	2009
M7	1XKAD49X56J151083	BDE Tractor Leasing I, LLC	KW	Construct T600	2006
M8	1XPXD49X59N745951	BDE Tractor Leasing II, LLC	PTRB	Conventional 389	2009
M9	1XKWD49X48J218443	BDE Tractor Leasing II, LLC	KW	Construct W900	2008
M11	1XKWD49XXAJ263165	BDE Tractor Leasing II, LLC	KW	Construct W900	2010
M12	1XKWD49X4AJ263159	BDE Tractor Leasing II, LLC	KW	Construct W900	2010
M13	1XKWD49X69J239747	BDE Tractor Leasing II, LLC	KW	Construct W900	2009
M14	1XPHD49X2AD110684	Black Diamond Energy, LLC	PTRB	Conventional 386	2010
M15	1XPHD40X3AD110676	Black Diamond Energy, LLC	PTRB	Conventional 386	2010
Trailer Number	VIN Number	Owning Entity	Make	Body Style	Year Model
BD1	3T1L1TA34CC000303	BDE Trailer I, LLC	TYTAL	Semi	2012
BD2	3T1L1TA39CC000295	BDE Trailer I, LLC	TYTAL	Semi	2012
BD3	3T1L1TA30CC000203	BDE Trailer I, LLC	TYTAL	Semi	2012
BD4	3T1L1TA37CC000294	BDE Trailer I, LLC	TYTAL	Semi	2012
BD5	3T1L1TA35CC000200	BDE Trailer I, LLC	TYTAL	Semi	2012
BD6	3T1L1TA34CC000205	BDE Trailer I, LLC	TYTAL	Semi	2012
BD7	1UNST503XCS100122	BDE Trailer I, LLC	DRAGON	Semi	2012
BD8	3I1L1TA31CC000310	BDE Trailer II, LLC	TYTAL	Semi	2012
BD9	3T1L1TA33CC000308	BDE Trailer II, LLC	TYTAL	Semi	2012
BD10	3T1L1TA35CC000312	BDE Trailer II, LLC	TYTAL	Semi	2012
BD11	3T1L1TA33CC000311	BDE Trailer II, LLC	TYTAL	Semi	2012
BD12	1T9TA931CR719492	BDE Trailer II, LLC	TROXEL	Semi	2012
BD13	1T9TA493XCR719491	BDE Trailer II, LLC	TROXEL	Semi	2012
BD14	1UNST503XCS100217	BDE Trailer III, LLC	DRAGON	Semi	2012
BD16	1T9TA493XCR719524	BDE Trailer IV, LLC	TROXEL	Semi	2012
BD17	1T9TA4938CR719523	BDE Trailer IV, LLC	TROXEL	Semi	2012
BD18	1UNST5031CS100221	BDE Trailer III, LLC	DRAGON	Semi	2012
BD20	1UNST5037CS100417	BDE Trailer III, LLC	DRAGON	Semi	2012
BD21	1UNST503XCS100220	BDE Trailer III, LLC	DRAGON	Semi	2012